ANNUAL MEETING OF SHAREHOLDERS OF

                             AFP IMAGING CORPORATION

                                December 8, 2003




                Please date, sign and mail your proxy card in the
                     envelope provided as soon as possible.


     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE (x)
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                                                   NOMINEES:
1. Election of Directors:                          O David Vozick
                                                   O Donald Rabinovitch
(  )  FOR ALL NOMINEES                             O Jack Becker
                                                   O Robert A. Blatt
(  )  WITHHOLD AUTHORITY
      FOR ALL NOMINEES

(  )  FOR ALL EXCEPT
     (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)





2. Upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY
DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF
DIRECTORS NOMINATED, AND AS SAID PROXIES DEEM ADVISABLE ON
SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.


To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder ___________________Date:__________ Signature of Shareholder__________________Date:____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                             AFP IMAGING CORPORATION

The undersigned Shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 10, 2003 and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned at the 2003 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 8, 2003 at 9:00 a.m., local time, at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  SCHEDULE 14A

                     Information Required in Proxy Statement
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for use of the Commission only
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-12

                             AFP IMAGING CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:  $_____________________
         (2)      Form, Schedule or Registration Statement No.:_________________
         (3)      Filing Party: ________________________
         (4)      Date Filed: _________________________

                             AFP Imaging Corporation

                    Notice of Annual Meeting of Shareholders

                         To Be Held On December 8, 2003



To the Shareholders of
AFP Imaging Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of AFP Imaging Corporation, a New York corporation (the "Company"), which will be held on December 8, 2003 at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, commencing at 9:00 a.m., local time, to consider and act upon the following matters:

1. To elect four directors of the Company, each to serve until the next annual meeting of the shareholders of the Company or their resignation, death or other removal from office;

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on October 28, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                           By order of the Board of Directors,

                                           David Vozick,
                                           Secretary


Elmsford, New York
November 10, 2003





Whether or not you plan to attend the Annual Meeting, please promptly complete, sign and date the enclosed Proxy, which is being solicited by the Board of Directors of the Company, and promptly return it to the Company in the enclosed, postage pre-paid envelope. A Proxy may be revoked at any time before it is voted and shareholders executing Proxies may attend the Annual Meeting and vote there in person should they so desire.

                           DEFINITIVE PROXY STATEMENT

The Board of Directors of AFP Imaging Corporation (the "Company") presents this Proxy Statement to all shareholders of the Company and solicits their Proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on December 8, 2003, commencing at 9:00 a.m. at the local offices of the Company, 250 Clearbrook Road, Elmsford, New York. All Proxies duly completed, executed and received prior to the Annual Meeting will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such Proxies. Directors are elected by a plurality of votes cast. In the absence of specific instructions, Proxies received will be voted FOR the named nominees for election to the Company's Board of Directors. Proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals for such matters and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals and will have no effect on the vote. The Board of Directors does not anticipate that any of its Director-nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The Proxy may be revoked at any time before being voted, by written notice of revocation delivered to the Company prior to the Annual Meeting, or by giving notice at the Annual Meeting. The Company will pay the entire expense of soliciting these Proxies, which solicitation will be by use of the mails, such mailing to take place on or about November 10, 2003.

The total number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding as of October 28, 2003, was 9,271,054. The Common Stock is the only outstanding class of security of the Company entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on October 28, 2003 will be entitled to vote. Shareholders may vote at the Annual Meeting in person or by Proxy. A shareholder who is not the record owner of shares may not vote in person at the Annual Meeting unless he presents a Proxy from the record owner naming such shareholder as Proxy.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 250 Clearbrook Road, Elmsford, New York 10523, for a period of ten days prior to the Annual Meeting for examination by any shareholder. The list of shareholders will also be available at the Annual Meeting.

                                  ANNUAL REPORT

An Annual Report for the year ended June 30, 2003, containing financial and other information about the Company and its subsidiary companies, is being mailed with this Proxy Statement to all shareholders of record entitled to vote at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING
                      PROPOSAL ONE - ELECTION OF DIRECTORS

The Company's Board of Directors has nominated David Vozick, Donald Rabinovitch, Jack Becker and Robert A. Blatt for election as directors at the Annual Meeting, each to hold office until the next annual meeting of the shareholders of the Company or their resignation, death or other removal from office. It is intended that the accompanying form of Proxy will be voted for the election as directors of the four nominees of the Company's Board of Directors, unless the Proxy withholds such authority or otherwise contains contrary instructions. Proxies, which do not direct the Proxy holders to vote for or withhold authority in the matter of electing directors, will be voted for the election of such four nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

In the event any one or more of the aforesaid nominees is unable to serve, it is the intention of the persons named in the Proxy to vote FOR the election of substitute(s) proposed by the Board of Directors. Management has no reason to believe that any of the nominees will be unable to serve and each nominee has advised the Company that he can and will serve as a director of the Company in the event he is so elected.

The following table sets forth as to each nominee for election: (1) such person's name; (2) the year in which such person was first elected a Director of the Company; (3) biographical information concerning such person for the last five years; (4) certain other directorships, if any, held by such person; (5) positions and offices held with the Company; and (6) such person's age. Information regarding certain of the Company's other executive officers is provided in the Summary Compensation Table and accompanying footnotes.


                              Year First
                                Elected
Name & Age                      Director    Position

David Vozick (63)                  1978     Chairman of the Board of Directors, Co-Chief Executive
                                            Officer, Secretary and Treasurer

Donald Rabinovitch (57)            1978     Director, Co-Chief Executive Officer and President

Robert A. Blatt (62)               1995     Director

Jack Becker (68)                   1997     Director

David Vozick has been the Company's Chairman of the Board of Directors, Co-Chief Executive Officer, Secretary and Treasurer since the Company was founded in October 1978. He is a co-founder of the Company.

Donald Rabinovitch has been the Company's President and Co-Chief Executive Officer since the Company was founded in October 1978. He is a co-founder of the Company.

Robert A. Blatt is Chairman and majority owner of CRC Group, Inc., a developer, owner and operator of commercial real estate, and a member of the New York Stock Exchange, Inc. (Seat-holder), since 1985. Mr. Blatt is a director, Vice-President and Chairman of the Finance Committee of MTR Gaming Group, Inc. He is also a Director and Assistant Secretary of Mountaineer Park. Mr. Blatt is the Chief Executive Officer and managing member of New England National, LLC, ("NEN"). In July 1999, certain creditors of CGE Shattuck, LLC ("CGE") filed an involuntary bankruptcy petition against CGE in the United States bankruptcy Court for the District of New Hampshire (In Re: CGE Shattuck, LLC). Although Mr. Blatt reports that he was no longer an executive with CGE at the time of the filing, he was Chief Executive Officer and Managing Member of CGE within the two-year period prior to the commencement of the bankruptcy proceeding, which is still pending. Mr. Blatt indicated that CGE's inability to satisfy its obligations to creditors in July 1999 resulted from a bank's wrongful refusal to release certain residential land held as collateral by the bank. In August of 2002, NEN filed a voluntary petition under Chapter 11 in the U.S. Bankruptcy Court for the District of Connecticut. Mr. Blatt indicated that the filing was necessitated by a court's upholding the imposition of real estate taxes at rates applicable to golf courses (rather than vacant land) for period's prior to NEN's acquisition of development of the property. He is a member of the State Bar of California.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., general counsel to the Company. This firm has been retained by the Company for more than the past three years and will be retained by the Company for the current fiscal year. He has been a member of the Board of Directors of Paxar Corporation, a value added identification and tracking solutions provider to retailers, apparel manufacturers and selected markets, listed on the New York Stock Exchange (NYSE: PXR), since 1969.

Mr. Vozick and Mr. Rabinovitch are first cousins.

The Board of Directors recommends voting "FOR" the election as Directors of each of Messrs. Vozick, Rabinovitch, Blatt, and Becker.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 2003 at which all directors attended all of the Board of Directors meetings. The Board of Directors does not have any audit, compensation, nominating or other committees.

The Company's policy is to pay fees to the outside directors only for attendance at meetings of the Board of Directors. Both Mr. Jack Becker and Mr. Robert Blatt receive compensation of $2,500 per Board meeting and ten year stock option grants, under the Company's stock option plans, of 3,000 shares of the Common Stock with an exercise price equal to the closing price of the common stock on the date of each meeting. Mr. Robert Blatt also is a paid consultant to the Company, and counsels the Company on various business matters. In the fiscal year ended June 30, 2003, he earned $21,600 in consulting fees. The Company paid Snow Becker Krauss P.C., its general counsel, of which Mr. Becker is a principal, approximately $27,120 during the fiscal year ended June 30, 2003 for services rendered and reimbursements of expenses incurred on the Company's behalf.

                               SECURITY OWNERSHIP

The following table sets forth, as of October 28, 2003, the beneficial ownership of shares of Common Stock for (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, based on filings with the Securities and Exchange Commission (the "SEC") and certain other information, (ii) each director of the Company, (iii) each current executive officer of the Company for whom information is given in the Summary Compensation Table of this Proxy Statement and (iv) all executive officers and directors of the Company as a group. The Common Stock is the only outstanding class of voting securities of the Company. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

Name and Address                                    Amount and Nature of               Percent of Class
of Beneficial Owner                                 Beneficial Ownership              (1), (3), (4), (5)
-------------------                                 --------------------              ------------------
David Vozick, Chairman of the Board,
Co-Chief Executive Officer, Secretary and              1,346,603   (3)                       14.5%
Treasurer
250 Clearbrook Road
Elmsford, NY  10523

Donald Rabinovitch, Director, Co-Chief                 1,293,803  (2), (3)                   14.0%
Executive Officer and President
250 Clearbrook Road
Elmsford, NY  10523

Robert A. Blatt, Director                                766,963  (4)                        8.2%
1890 Palmer Avenue
Larchmont, NY   10538

Jack Becker, Director                                    108,522  (5)                        1.2%
605 Third Avenue
New York, NY  10158

Elise Nissen, Chief Financial Officer                    129,000  (6)                        1.4%
250 Clearbrook Road
Elmsford, NY  10523

Executive Officers and Directors                       3,644,891  (3), (4), (5),             38.3%
As a Group (5 Persons)                                            (6)

(1) Based on 9,271,054 shares of Common Stock, outstanding as of October 28, 2003, the only outstanding voting securities of the Company. Common Stock votes as a single class on a share-for-share basis. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Includes 66,000 shares held in trust for Mr. Rabinovitch's three children. Mr. Rabinovitch disclaims beneficial ownership with respect to the shares held in trust for his children.

(3) As to the amounts owned by Messrs. Vozick and Rabinovitch, each amount does not include 150,000 shares of Common Stock issuable upon exercise of stock options issued to each of them, exercisable at $.31 per share, which have specific terms and conditions to be satisfied prior to their becoming exercisable. As of October 28, 2003, such conditions have not been satisfied. The amounts include 140,000 shares of Common Stock owned of record by Mr. Vozick's family foundation and 125,000 shares of Common Stock owned of record by Mr. Rabinovitch's family foundation. Messrs. Vozick and Rabinovitch disclaim beneficial ownership with respect to the shares owned by their respective family foundations. (See "Executive Compensation.")

(4) Includes 63,000 shares of Common Stock issuable upon exercise of stock options issued to Mr. Blatt, all of which are currently exercisable.

(5) Includes 25,000 shares of Common Stock owned of record by Snow Becker Krauss P.C., counsel to the Company, and of which Mr. Becker is a principal, and 76,500 shares of Common Stock issuable upon exercise of stock options issued to Mr. Becker, all of which are currently exercisable.

(6) Includes 119,000 shares of Common Stock issuable upon exercise of stock options issued to Ms. Nissen, all of which are currently exercisable.


Executive Compensation

The following table sets forth for the fiscal years ended June 30, 2003, 2002, and 2001, the cash and certain other compensation paid by the Company to its Chief Executive Officer and all other executive officers of the Company serving as executive officers at June 30, 2003 whose annual salary and bonus earned equaled or exceeded $100,000 during each of such years (the "Named Executive Officers").


                           Summary Compensation Table

                                             Annual Compensation                              Long Term Compensation
                                ----------------------------------------------     ---------------------------------------------
Name and Position                 Year      Salary         Bonus     Other           Restricted          Securities
-----------------                 ----                              Annual                               Underlying
                                                                  Compensation                          Options/SARS
                                            ($) (1)       ($)       ($) (2)         Stock Awards          (#) (3)
                                            -------       ---       -------               ------          -------
David Vozick                      2003    $278,464        $0        $52,329               -                  -
Chairman of the Board,            2002    $287,857        $0        $62,169               -                  -
Secretary and Treasurer           2001    $287,855        $0        $59,457               -                  -

Donald Rabinovitch                2003    $278,464        $0        $7,055                -                  -
President and Director            2002    $287,857        $0        $3,526                -                  -
                                  2001    $287,855        $0       $29,008                -                  -

Elise Nissen (4)                  2003    $112,000        $0          $0                  -                   -
Chief Financial Officer           2002    $112,000      $3,000        $0                  -                   -
                                  2001    $105,703      $3,000        $0                  -                 74,000

     (1) Amounts shown include cash compensation earned and accrued by the executive officers.

     (2) The total amounts for each fiscal year consist of premiums paid by the Company for life and disability insurance policies for their personal benefit and automobile expense allowances. The persons named in this table did not receive any other perquisites during the periods indicated.

     (3) No stock appreciation rights ("SARS") were granted during the fiscal years ended June 30, 2001, 2002 and 2003. In July 2000, Ms. Nissen was issued 74,000 incentive stock options exercisable at $.375 per share.

     (4) Elise Nissen (49) became an executive officer of the Company in 1997. Ms. Nissen joined the Company in 1982. She was appointed Chief Financial Officer in 1997. Prior to 1997, she served as Vice President of Finance and Controller.


Stock Options Held at End of Fiscal 2002
There were no stock options granted to any of the Named Executive Officers during the fiscal year ended June 30, 2003.

There was no repricing of options/SARS during Fiscal Year 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information concerning options/SARS exercises during the fiscal year ended June 30, 2003 and the number and value of unexercised options at fiscal year end for each of the Named Executive Officers.



                               Shares                         Number of Unexercised               Value of unexercised
                              Acquired        Value              Options/SARS at                In-the-money Options/SARS
                            on Exercise     Realized           Fiscal Year-End (#)             at Fiscal Year End ($) (1)
                            ------------    ---------
          Name                  (#)            (#)            Exercise/Unexercisable             Exercise/Unexercisable
          ----                  ---            ---            ----------------------             ----------------------
David Vozick                     -             $0                   0/150,000                             $0/$0

Donald Rabinovitch               -             $0                   0/150,000                             $0/$0

Elise Nissen                     -             $0                   119,000/0                             $0/$0

(1) The closing bid price for the Company's Common Stock on June 30, 2003, was quoted at $.16 per share on the OTC Bulletin Board.


 Securities Authorized For Issuance Under Equity Compensation Plans

The following table shows information with respect to the Company's Common Stock authorized for issuance under the equity compensation plans maintained by the Company as of June 30, 2003.

                                  (a)                   (b)                             (c)
                              Number of securities to  Weighted average            Number of securities
                              be issued upon exercise  exercise price of           remaining available for
                              of outstanding options,  outstanding options,        future issuance under
       Plan Category          warrants and rights      warrants and rights         equity compensation
                                                                                   plans (excluding
                                                                                   securities reflected in
                                                                                   column (a))
Equity compensation plans             945,000                    $ 0.42                     655,000
approved by security
holders (1)

Equity compensation plan                 0                          0                       400,000
not approved by security
holders (2)

Total                                 945,000                    $ 0.42                    1,055,000

     (1) The equity compensation plans approved by the security holders are the 1999 Stock Option Plan and the 1995 Stock Option Plan, as amended.

     (2) The equity compensation plan not approved by the security holders represents 400,000 shares of common stock reserved for issuance to officers, directors, employees and consultants of the Company under the restricted stock purchase plan originally adopted in July 1980, and amended. The Company may sell shares under this plan to officers, directors, employees, and consultants at a price to be determined by the Board of Directors.


Compensation Committee Interlocks and Insider Participation
The Board of Directors does not have a Compensation Committee. Executive compensation, including the chief executive officers, is determined according to each individual's responsibilities and Company executive compensation philosophy determined by the Board of Directors. None of the executive officers of the Company has served during the last fiscal year on the board of directors or compensation committee of any other entity whose officers also served on the Board of Directors of the Company.

Report of the Board of Directors on Executive Compensation

Executive Compensation
The Company's executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi-discipline management responsibility, achievement of the Company's performance goals, individual initiative and achievement, and allow the Company to attract and retain management with the skills critical to the long-term success of the Company. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with responsibilities in other comparable companies. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value. The Company's executive compensation has four major components: base salary, performance incentive, incentive stock options and other compensation.

Executive Base Salaries
Base salaries are determined by evaluating the various responsibilities for the position held, the experience of the individual, and by comparison to positions at companies within similar industries. The Board of Directors reviews base salaries and determine increases based upon an officer's contribution to corporate performance, current economic trends, and competitive market conditions.

Performance Incentives
The Board of Directors utilizes performance incentives based upon criteria relating to performance in special projects undertaken during the past fiscal year, contribution to the development of new products, marketing strategies, manufacturing efficiencies, revenues, income and other operating goals to augment the base salaries received by executive officers.

Incentive Stock Options
The Company uses incentive stock options issued under its 1995 and 1999 stock option plans as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of the shareholders of the Company. Incentive stock options are typically granted at the commencement of employment of key personnel and have been augmented by subsequent periodical grants. All stock option plans have been approved by the shareholders of the Company.

Benefits and Other Compensation
The Company offers a life, health and disability benefit package to its executive officers, which is similar to the package offered to all of its employees. The Company also provides supplemental life and disability insurance coverage as well as an automobile allowance to its two senior officers, as other compensation.

Retirement and Post Retirement Benefits
The Company does not offer a post-retirement health plan to its executive officers or employees. The Company does offer a 401(k) retirement savings plan to its executive officers, which is the same plan offered to all of its employees. The Company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, and disability and, to a limited extent, upon termination of employment for other reasons. Allocation among participants' interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations. The aggregate amount contributed by the Company each fiscal year is determined by the Board of Directors following a review of the profits of such fiscal year. The defined contribution plan requires no minimum contribution by the Company. The Company did not contribute to the plan for the years ended June 30, 2003, 2002 or 2001.

                                                Respectfully submitted,
                                                David Vozick, Donald Rabinovitch
                                                Robert Blatt, Jack Becker


Report of the Board of Directors on the Audited Financial Statements
The Board of Directors does not have an audit committee. The Board of Directors has discussed with management of the Company the audited financial statements of the Company for the year ended June 30, 2003, which are included in the Company's Annual Report on Form 10-K. The Board of Directors has discussed with the Company's independent accountants the matters required to be discussed under Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Board of Directors also discussed with the independent accountants their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company).

Based on the foregoing discussions and review, the Board of Directors recommended that the audited financial statements of the Company for the year ended June 30, 2003, be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


                                              Respectfully submitted,
                                              David Vozick, Donald Rabinovitch
                                              Robert Blatt, Jack Becker

The Board of Director's Report on the Audited Financial Statements in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference.



                        [Stock Performance Graph Omitted]




AFP IMAGING CORP

                                                                                Cumulative Total Return
                                                         -------------------------------------------------------------------
                                                               6/98        6/99       6/00       6/01       6/02       6/03



AFP IMAGING CORPORATION                                      100.00       40.00      51.20      33.14      19.43      20.57
NASDAQ STOCK MARKET (U.S.)                                   100.00      143.67     212.43     115.46      78.65      87.33
PEER GROUP                                                   100.00       97.49      87.38     121.65     146.87     152.30


Assumes $100 invested on June 30, 1998 in the Common Stock, the NASDAQ Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends. The Peer Group comprises companies nationwide, which compete against the Company in its industry segment of dental products manufacturers and distributors. None of the companies competing with the Company offer a fully comparable range of products and services. The performances of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Each member of the peer group has been publicly traded for at least five years. Companies included in the Peer Group are Biolase Technology, Inc., Dentsply International, Inc., Instrumentarium Corp., Milestone Scientific, Inc., Moyco Technologies Inc., Patterson Dental Co., Henry Schein Inc., and Apogent Technologies Inc.

Section (16a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16 (a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes, to the best of its knowledge, that, during the period from July 1, 2002 through June 30, 2003, all Section 16 (a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with during the year ended June 30, 2003.

Change in Auditors

The Board of Directors accepted the Company's recommendation to replace Ernst & Young LLP ("E&Y") as independent auditors and to engage Goldstein, Golub & Kessler LLP to serve as independent auditors for the fiscal year ended June 30, 2004.

E&Y's reports on AFP Imaging Corporation's consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. E&Y's report on AFP Imaging Corporation's consolidated financial statements for the year ended June 30, 2003 was issued on an unqualified basis in conjunction with the publication of AFP Imaging Corporation's Annual Report to Shareholders and the filing of AFP Imaging Corporation's Annual Report on Form 10-K.

During AFP Imaging Corporation's two most recent fiscal years and through October 3, 2003, the date of the Current Report on Form 8-K, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter in connection with their report on AFP Imaging Corporation's consolidated financial statements for either or both of such years; and there were no reportable events, as listed in Item 304 (a) (1) (v) of Regulation S-K.

AFP Imaging Corporation provided E&Y with a copy of the foregoing disclosures. Included as an exhibit to the Current Report on Form 8-K, filed on October 3, 2003, was a copy of E&Y's letter, dated October 3, 2003, stating that it had found no basis for disagreement with such statements.

During AFP Imaging Corporation's two most recent fiscal years and though the date of the Current Report on Form 8-K, AFP Imaging Corporation did not consult with Goldstein, Golub & Kessler LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on AFP Imaging Corporation's consolidated financial statements, or any other matters or reportable events listed in Items 304 (a) (2) of Regulation S-K.

The following exhibits were filed with the Current report on Form 8-K on October 3, 2003:

     99.1 Letter of AFP Imaging Corporation to Ernst & Young LLP, dated October 3, 2003 forwarded in accordance with Item 304 (a) (3) of Regulation S-K.

     99.2 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 3, 2003.


Fees Paid to Independent Auditors

Fees paid to Ernst & Young LLP for the years ended June 30, 2003 and 2002 are summarized as follows:

                                                                                 2003         2002
                                                                                 ----         ----
                 Audit                                                        $80,000      $75,000
                 Audit related                                                      0            0
                 Tax                                                                0            0
                 Other                                                              0            0
                                                                            ---------- ------------
                 Total Fees                                                   $80,000      $75,000
                                                                            ---------- ------------


                              CERTAIN TRANSACTIONS

The Company maintains $3.0 million of directors and officer's liability insurance with York Insurance Company of Maine and Select Insurance Company, both of which insure the Company and the directors and officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law. These policies are renewed each year in May and currently cost the Company an aggregate of $65,000 per annum.


                              SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year's Proxy Statement - To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received at the Company's principal's executive offices no later than the close of business on July 13, 2004. Proposals should be addressed to David Vozick, Secretary, AFP Imaging Corporation 250 Clearbrook Road, Elmsford, New York, 10523.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting - For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules will permit management to vote Proxies in its discretion if the Company:
(1) receives notice of the proposal before the close of business on September

26, 2004, and advises shareholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on September 26, 2004. Notices of intention to present proposals at the 2004 Annual Meeting should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523.


                              COSTS OF SOLICITATION

The costs of soliciting Proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will primarily be by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of a shareholder of the Company, addressed to David Vozick, Secretary of the Company, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, the Company will provide without charge to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2003, including all statements and schedules to be filed with the Securities Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. A copy of the Form 10-K can also be retrieved from the SEC's EDGAR Database on the Internet at http://www.sec.gov.



                                        By Order of the Board of Directors
Elmsford, New York                               David Vozick,
November 10, 2003                                Secretary